As filed with the Securities and Exchange Commission on July 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0430924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated

(Full title of the plan)

Michael R. Jacobson

Senior Vice President, Legal Affairs, General Counsel and Secretary

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

(408) 376-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	20,000,000(3)	$20.33	$406,600,000.00	$28,990.58

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase or decrease in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on July19, 2010 as reported on the Nasdaq Global Select Market for an additional 20,000,000 shares available for grant pursuant to the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated.
(3)	Additional shares that are available for grant under the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated, and approved by the registrant’s stockholders at the registrant’s Annual Meeting of Stockholders held on April 29, 2010.

EXPLANATORY NOTE

eBay Inc. (the “Company”) is registering an additional 20,000,000 shares of its common stock for issuance under the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated (the “2008 Plan”), with the filing of this registration statement on Form S-8. The Company’s stockholders approved the addition of these shares to the 2008 Plan at the Company’s Annual Meeting of Stockholders held on April 29, 2010.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on February 17, 2010 (File No. 000-24821).

(b)(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on April 28, 2010 (File No. 000-24821), and for the quarterly period ended June 30, 2010, filed on July 23, 2010 (File No. 000-24821).

(b)(2) The Company’s Current Reports on Form 8-K filed on February 1, 2010 (File No. 000-24821), March 5, 2010 (File No. 000-24821) and April 30, 2010 (File No. 000-24821).

(c) The description of the Company’s common stock, which is contained in a Registration Statement on Form 8-A filed August 20, 1998 (File No. 000-24821), including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Notwithstanding the foregoing provisions of this Item 3, no document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the Commission shall be incorporated or deemed to be incorporated by reference in this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, provided, however, that the Company is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the Company’s board of directors, (ii) the Company may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the Company is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the Bylaws provisions relating to indemnity.

The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of eBay Inc. (incorporated by reference from the Quarterly Report on Form 10-Q (File No. 000-24821) filed with the Commission on July 27, 2005).

4.2	Amended and Restated Bylaws of eBay Inc. (incorporated by reference from the Current Report on Form 8-K (File No. 000-24821) filed with the Commission on October 3, 2008).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 23, 2010.

eBay Inc.

/S/ JOHN J. DONAHOE
John J. Donahoe
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Donahoe, Michael R. Jacobson and Robert H. Swan, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN J. DONAHOE John J. Donahoe	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2010

/S/ ROBERT H. SWAN Robert H. Swan	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	July 23, 2010

/S/ PHILLIP P. DEPAUL Phillip P. DePaul	Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 23, 2010

Signature	Title	Date

/S/ PIERRE M. OMIDYAR Pierre M. Omidyar	Founder, Chairman of the Board and Director	July 23, 2010

/S/ FRED D. ANDERSON Fred D. Anderson	Director	July 23, 2010

/S/ MARC L. ANDREESSEN Marc L. Andreessen	Director	July 23, 2010

/S/ EDWARD W. BARNHOLT Edward W. Barnholt	Director	July 23, 2010

/S/ SCOTT D. COOK Scott D. Cook	Director	July 23, 2010

/S/ WILLIAM CLAY FORD, JR. William Clay Ford, Jr.	Director	July 23, 2010

/S/ DAWN G. LEPORE Dawn G. Lepore	Director	July 23, 2010

/S/ DAVID M. MOFFETT David M. Moffett	Director	July 23, 2010

/S/ RICHARD T. SCHLOSBERG, III Richard T. Schlosberg, III	Director	July 23, 2010

/S/ THOMAS J. TIERNEY Thomas J. Tierney	Director	July 23, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of eBay Inc. (incorporated by reference from the Quarterly Report on Form 10-Q (File No. 000-24821) filed with the Commission on July 27, 2005).

4.2	Amended and Restated Bylaws of eBay Inc. (incorporated by reference from the Current Report on Form 8-K (File No. 000-24821) filed with the Commission on October 3, 2008).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated.